Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                                                   EXHIBIT 10.16

                                                           Vitria contract: 8512

                         LICENSE AND SERVICES AGREEMENT

                  This License and Services Agreement (this "AGREEMENT") is entered into to be effective as of December 31, 2003 (the "EFFECTIVE DATE") by and between VITRIA TECHNOLOGY, INC., a Delaware corporation with primary offices set forth in the signature block below ("VITRIA") and CHILIN, LLC, a California limited liability company with primary offices set forth in the signature block below ("CHILIN").

                                 R E C I T A L S

         A. Vitria has developed, and continues to develop, certain proprietary business integration software products (the "SOFTWARE," as more fully described below).

         B. Vitria desires to grant to ChiLin, and ChiLin desires to obtain from Vitria, a limited license to develop, market and distribute in Greater China a localized version of the Software, subject to all the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Vitria and ChiLin hereby agree as follows:

1.       DEFINITIONS.

         Capitalized terms will have the meaning set forth below or as elsewhere defined in this Agreement.

         1.1 "CHANGE OF CONTROL" means, with respect to a Party, the occurrence of any of the following events: (a) any consolidation or merger of such Party with or into any other entity in which the holders of such Party's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party representing a majority of the voting power of all such Party's outstanding securities to an acquiring party or group; or (c) the sale of all or substantially all of such Party's assets. For purposes of clarification, an initial public offering shall not be deemed a change of control.

         1.2 "CAYMAN SUBSIDIARY" means a corporation, organized under the laws of the Cayman Islands, that is controlled by ChiLin, where "control" means the power to direct or cause the direction of the management of the entity, by ownership of voting securities, by contract or otherwise, and the name and primary address of which ChiLin has reported in writing to Vitria.

         1.3 "CUSTOM DOCUMENTATION" means the version of Documentation that is customized for the Greater China market by ChiLin.

         1.4 "DEMONSTRATION" means a presentation of the features and capabilities of the Localized Product.

         1.5 "DOCUMENTATION" means the user manuals and operator instructions for the Software to be furnished by Vitria to ChiLin as set forth in Section 2.4 and any Updates thereto made available by Vitria to ChiLin during the term.

         1.6 "END USER" means a person, company or other legal entity located in the Territory.

         1.7 "EXECUTABLE CODE" means the fully compiled version of a software program that can be executed by a computer and used by an end user of that program without further compilation.

         1.8 "GAAP" means generally accepted U.S. accounting principles, as in effect from time to time, consistently applied.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   1.

         1.9 "GREATER CHINA" means the Hong Kong, Special Administrative Region, the Macau Special Administrative Region, the People's Republic of China, and the Republic of China.

         1.10 "INSTANCE" means any single occurrence of execution or initialization of the Product on any one server.

         1.11 "INTELLECTUAL PROPERTY RIGHTS" means all worldwide intangible, intellectual, proprietary and industrial property rights, and all tangible embodiments thereof, wherever located, including but not limited to the following: (i) all trademarks, trade names, service marks or logos, including all registrations and applications therefor; (ii) all copyrights, moral rights, and other rights in works of authorship including all registrations and applications therefor; (iii) all patents and patent applications, patentable ideas, inventions and innovations: (iv) all know-how and trade secrets; (v) all design and code documentation, methodologies, processes, design information, product information, formulae, engineering specifications, technical data, testing procedures, drawings and techniques and other proprietary information and materials of any kind; (vi) all software programs in both Source Code and Executable Code, including all testing software and software tools; (vii) all documentation, records, databases, drafts, designs, codes, drawings and algorithms; and (viii) all Confidential Information related to any of (i) to
(vii) above.

         1.12 "LOCALIZED PRODUCT" means any version of the Software and Documentation to be customized for the Greater China by ChiLin as set forth in
Section 2.1.1.

         1.13 "VITRIA MARKS" means the trademarks and trade names of Vitria listed in EXHIBIT 2 (as such list may be updated from time to time by Vitria upon notice to ChiLin).

         1.14 "PARTY" means, when used in the singular, either Vitria or ChiLin and, when used in the plural, both Vitria and ChiLin.

         1.15 "SOFTWARE" means the Executable Code version of those Vitria software products specified in EXHIBIT 1, and any Updates thereto or other software products made generally available by Vitria to its customers and any Update thereto during the term of this Agreement.

         1.16 "SOURCE CODE" means the human-readable version of a software program that can be compiled into Executable Code.

         1.17     "TERRITORY" is defined in EXHIBIT 4.

         1.18 "UPDATES" means any maintenance releases and enhancements to the Software or Documentation that Vitria makes generally available to customers paying for support and maintenance of the Software.

         1.19 "WFOE" means any entity organized under the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region, the People's Republic of China, or the Republic of China that is controlled by ChiLin or the Cayman Subsidiary, where "control" means the power to direct or cause the direction of the management of the entity, by ownership of voting securities, by contract or otherwise, and the name and primary address of which ChiLin has reported in writing to Vitria.

         1.20 "WORK PRODUCT" means all software innovations, computer programs, code, designs, artwork, notes, documents, information, materials or other original work, whether patentable or copyrightable, developed by ChiLin hereunder, including without limitation all improvements, enhancements, extensions and other modifications by or for ChiLin to the Software, the Documentation and the Vitria Marks (including the Localized Product). Work Product does not include the Software, Documentation, or Vitria Marks.

2.       LICENSES.

         2.1      SOFTWARE AND DOCUMENTATION.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   2.

                  2.1.1 DEVELOPMENT AND DEMONSTRATION LICENSE. Subject to the terms and conditions of this Agreement, Vitria grants to ChiLin a non-exclusive, personal, non-transferable, non-assignable, revocable, limited, fully paid-up license during the terms of this Agreement to do the following only in Greater
China:

                  (a) reproduce and execute the Software, in Executable Code or Source Code, solely in order to develop, test and support the Localized Product;

                  (b) translate the applicable text and interface features of the Software and the Documentation into Chinese solely to develop, test and support the Localized Product; and

                  (c) develop Demonstrations, present Demonstrations to End User(s) and system integrators; train employees in the use of the Software and Localized Product; provide consulting and integration services to End User(s) in support of an End User's internal business operations.

                  2.1.2 DISTRIBUTION LICENSE (FEE). Subject to the terms and conditions of this Agreement, Vitria grants to ChiLin a non-exclusive, personal, non-transferable, non-assignable, revocable, limited, royalty-bearing license during the time period specified in EXHIBIT 4 to:

                  (a) reproduce and distribute within the Territory, either directly or through a distributor (subject to a written distribution agreement with such distributor), up to that number of production Instances of the Localized Product set forth in
                           EXHIBIT 4 to End User(s) for installation and use solely within Greater China; provided that the distribution of such Localized Product to the applicable End User shall only take place pursuant to the terms of an "End User License Agreement" that satisfies the requirements of Section 2.3.

                  (b) reproduce and distribute outside of the Territory but within Greater China, either directly or through a distributor (subject to a written distribution agreement with such distributor), production Instances of the Localized Product to End User(s) for installation and use solely within Greater China; provided that the distribution shall only take place pursuant to the terms of an "End User License Agreement" that satisfies the requirements of Section
                           2.3 and subject to the payment to Vitria of the royalty amount set forth in EXHIBIT 4.

                  2.1.3 DISTRIBUTION LICENSE (NO FEE). Subject to the terms and conditions of this Agreement, Vitria grants to ChiLin a non-exclusive, personal, non-transferable, non-assignable, revocable, limited, royalty-free license during the time period specified in EXHIBIT 4 to: reproduce and distribute to End Users and or system integrators within Greater China, either directly or through a distributor (subject to a written distribution agreement with such distributor), Localized Product for installation and use in evaluation and/or development only; provided that the distribution shall take place pursuant to terms no less restrictive than those set forth in Vitria's "End User License Agreement".

                  2.1.4 WFOE. Notwithstanding the non-assignable provision of the license grants in Sections 2.1.1., 2.1.2, and 2.1.3 above, ChiLin may assign or sublicense the rights set forth in Sections 2.1.1, 2.1.2, and 2.1.3 above to the Cayman Subsidiary, ChiLin may sublicense the rights set forth in Section 2.1.1, 2.1.2 and 2.1.3 to the WFOE, and the Cayman Subsidiary may sublicense the rights assigned or sublicensed to it by ChiLin to the WFOE, provided that such rights are assigned or sublicensed to such entity pursuant to a written agreement containing terms and conditions no less restrictive than those contained in this Agreement. Furthermore, any act by the Cayman Subsidiary or WFOE that would be a violation of this Agreement if committed by ChiLin shall be considered a violation of this Agreement by ChiLin.

                  2.1.5 RESTRICTIONS. Vitria grants no rights to the Software or the Documentation other than those expressly granted in Section 2.1.1, 2.1.2, 2.1.3, and 2.1.4 above and the rights granted or retained upon termination of this Agreement as set forth herein. All other rights are reserved. ChiLin acknowledges that the Software and its structure, organization and Source Code and Executable Code constitute valuable trade secrets of

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   3.

Vitria and its suppliers, as applicable. Accordingly, except as expressly permitted under Section 2.1.1, 2.1.2, 2.1.3, and 2.1.4, ChiLin agrees not to:

                  (a) use, nor permit any third party to use, the Software or the Documentation (including without limitation to integrate the internal operations of ChiLin or for the benefit of any third party);

                  (b) modify, adapt, alter, translate, or create derivative works from the Software or the Documentation except for the Localized Product as expressly set forth above;

                  (c)      merge the Software with other software;

                  (d) distribute, sublicense, lease, rent or otherwise transfer or make available the Software or the Documentation to any third party except with respect to distribution of the Localized Product as expressly set forth above;

                  (e) remove, alter or obscure in any way any proprietary rights notices (including copyright notices) of Vitria (or its suppliers) on or within the copies of the Software and the Documentation furnished to ChiLin, except to translate certain features of such notices into Chinese as expressly set forth above.

         2.2      TRADEMARK LICENSE.

                  2.2.1 GRANT. Subject to the terms and conditions of this Agreement, Vitria grants to ChiLin a non-exclusive, personal, non-transferable, non-assignable, revocable, license (with right to sublicense to subdistributors) to use and reproduce the Vitria Marks solely in connection with the marketing of the Localized Product in the Territory and on or in the Localized Product itself to be licensed as set forth in Section 2.1.

                  2.2.2    RESTRICTIONS.

                  (a) Vitria grants no rights to the Vitria Marks other than those expressly granted in Section 2.2.1 and all other rights are reserved. ChiLin will not adopt, use or register, nor attempt to register, the Vitria Marks or any trademarks or trade names that are confusingly similar to the Vitria Marks, or use any trademarks or trade names in such way as to create combination marks with the Vitria Marks. ChiLin agrees to state in appropriate places on all materials using the Vitria Marks that such marks are trademarks of Vitria and to include the symbol "TM" or "R" as appropriate.

                  (b) ChiLin shall, at its sole expense, ensure that all Localized Products distributed or otherwise sublicensed by it fully comply with the quality control standards and specifications in effect as of the date hereof for the Vitria Marks, and any requirements of applicable regulatory agencies in the Territory. Without limiting the foregoing, if Vitria reasonably determines that ChiLin's use of the Vitria Marks does not comply with such trademark usage guidelines or policies, then Vitria may request that ChiLin cease to use the applicable Vitria Mark and ChiLin shall so cease to use the applicable Vitria Mark immediately upon receipt of such request. Notwithstanding the foregoing, ChiLin shall have the ability to brand the Localized Product and Custom Documentation with a name, logo and visual elements selected by it, so long as ChiLin reproduces copyright and trademark notices as set forth in Section 2.2.2(a).

         2.3 END USER LICENSE AGREEMENT. Before distributing or otherwise making available a Localized Product to a given End User, ChiLin shall enter into a binding, written agreement with such End User containing terms no less protective of Vitria than those set forth in the form attached hereto as EXHIBIT
3. ChiLin will enforce each such agreement with at least the same degree of diligence that ChiLin uses to enforce similar agreements for its own products or other software products that it distributes, but in no event less than reasonable efforts. ChiLin will immediately notify Vitria if ChiLin becomes aware of any breach of any such agreement that relates to its obligations under this Agreement. Vitria reserves the right, at its discretion, to assert claims seeking legal and/or equitable relief against any third parties for any infringement, misappropriation, or other violation of its Intellectual

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   4.

Property Rights in the Software. Vitria shall be named as a third party beneficiary to each End User License Agreement in order that Vitria may be able to contractually enforce its Intellectual Property Rights in the Software.

         2.4      DELIVERY. Within 10 days of the Effective Date, Vitria will
(i) provide ChiLin with access to Vitria's FTP site to enable ChiLin to download the Software and the Documentation, including Source Code and Executable Code, and, at ChiLin's request, (ii) deliver to ChiLin a CD-ROM containing the Software and the Documentation, including Source Code and Executable Code, FCA (Incoterms 2000) Vitria's facilities. The Software and the Documentation shall be deemed delivered by Vitria upon the earlier of ChiLin's access to the FTP site or Vitria's delivery of the CD-ROM to a common carrier, as applicable, and will be deemed accepted on delivery.

         Thereafter, when a new Software release or Update is made generally available by Vitria to its customers, Vitria will provide ChiLin with access to the Software and the Documentation, including Source Code and Executable Code, in a timely fashion as prescribed in the preceding paragraph.

3.       PROPRIETARY RIGHTS.

         3.1      OWNERSHIP.

                  3.1.1 GENERAL. The Software, the Vitria Marks and the Documentation, and all copies, in any form, of all or part of the foregoing, including all Intellectual Property Rights embodied in the same (whether or not specifically recognized or perfected under the laws of the country where the such materials are located) will be the sole and exclusive property of Vitria or its suppliers, as applicable. ChiLin agrees that, except for the limited licenses set forth in Sections 2.1 and 2.2, it acquires no right, title or interest in the Software, the Vitria Marks or the Documentation, and agrees not to do or cause to be done, or fail to do or cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing, Vitria's rights in and to the foregoing.

                  3.1.2 WORK PRODUCT. All Work Product shall be the sole property of ChiLin.

                  3.1.3 FURTHER DOCUMENTS. ChiLin shall ensure that all of its employees and contractors, prior to having access to the Software and or Documentation, shall execute a nondisclosure agreement that is consistent with the protection of Vitria's Intellectual Property Rights hereunder.

4.       SUPPORT SERVICES.

         4.1 SUPPORT BY CHILIN. ChiLin will, in a manner consistent with good industry practice and in accordance with terms similar to those set forth in EXHIBIT 3 of this Agreement, provide support services to End Users who obtain the Localized Product from ChiLin and pay ChiLin for such support.

         4.2 SUPPORT BY VITRIA. Subject to payment by ChiLin of all applicable support fees set forth in EXHIBIT 4 and described Section 7.1.3 and provided, further, that Vitria continues to offer similar support services to its other Software licensees, Vitria will, in accordance with its then-current applicable support terms, provide or have provided mutually agreed back-up technical support services to ChiLin so that ChiLin may provide direct support to End Users for one (1) year from the Effective Date. Except for the provision of maintenance releases to ChiLin, Vitria shall have no obligation to provide back-up support to ChiLin following the first year. Vitria shall have no obligation to provide support services directly to End Users. However, Vitria reserves the right in the first year following the Effective Date to establish and maintain contact with any End User in order to facilitate the delivery of any support needed by such End User. Nothing in this paragraph shall prevent the parties from discussing generic support issues as such issues arise.

         4.3 UPDATES AND OTHER SUPPORT. Subject to payment by ChiLin of all applicable support fees set forth in EXHIBIT 4 and described Section 7.1.3, Vitria will (i) use commercially reasonable efforts to provide ChiLin with error corrections to the Software and associated Source Code, provided that ChiLin shall provide Vitria with documentation of the error or

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   5.

deficiency and the necessary software and data required to reproduce the error or deficiency reported by ChiLin and other reasonable support and assistance requested by Vitria as necessary to discover the cause or a cure for the reported error or deficiency of the Software; (ii) provide ChiLin with all updated release notes associated with error corrections to the Software and associated Source Code, and (iii) provide ChiLin with all upgrades to the Software provided to Vitria customers under support agreements, including all updates to incorporate bug fixes and/or to improve or add features and/or functionality, and all associated Source Code.

5.       OTHER CHILIN OBLIGATIONS.

         5.1 LOCALIZED PRODUCT PROMOTION. ChiLin will use its reasonable efforts throughout the term of this Agreement to market and promote the Localized Product to End Users in the Territory. ChiLin, in its sole discretion, will establish the fees it charges to End Users to whom it distributes or otherwise sublicenses the Localized Product.

         5.2 STAFFING. ChiLin will maintain a staff of sales and technical support personnel reasonably sufficient to meet the needs of End Users and potential customers. ChiLin will ensure that such personnel are properly trained with regard to the Localized Product.

         5.3 COMPLIANCE WITH LAWS. ChiLin will maintain reasonable standards of professionalism and at all times will comply with all applicable laws and regulations in developing, marketing and distributing the Localized Product. Without limiting the foregoing, ChiLin represents and warrants to Vitria that it shall not act in any fashion or take or not take any action which will violate, or render Vitria liable for a violation of, the United States Foreign Corrupt Practices Act, as amended.

         5.4 INDEMNIFICATION. ChiLin will defend, indemnify and hold harmless Vitria against any third party claim to the extent based upon a claim associated with the Localized Product infringes a third party's patent, copyright, trademark, trade secret or any other third party proprietary right, but only to the extent that such infringement (i) results from or relates to the Work Product (and does not relate to the underlying Software) and (ii) with respect to the Work Product, is not based on information, direction, specification or materials provided by Vitria. Vitria shall (i) notify ChiLin promptly in writing of such action, (ii) give ChiLin sole control of the defense thereof and any related settlement negotiations, and (iii) at ChiLin's request and expense, provide reasonable assistance and information in such defense.

         5.5. AUTHORITY. ChiLin warrants and represents to Vitria that: (i) ChiLin has full power to enter into this Agreement, to carry out its obligations under this Agreement; and (ii) ChiLin's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or any third party agreements.

6.       ADDITIONAL VITRIA OBLIGATIONS.

         6.1 REPRESENTATIONS AND WARRANTIES. Vitria warrants and represents to ChiLin as follows:

                  (a) AUTHORITY: That: (i) all materials and services provided hereunder including the Software, Documentation and Vitria Marks, are either owned free and clear of any encumbrances or licensed to Vitria with right to sublicense to ChiLin or are in the public domain, and the use thereof by ChiLin shall not infringe or misappropriate any Intellectual Property Rights of any third party; (ii) Vitria has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to ChiLin in this Agreement; and (iii) Vitria's compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or any third party agreements.

                  (b) CONFORMITY: That the Software shall conform to the Documentation (incorporated herein).

                  (c) NON-INFRINGEMENT: That: (i) the Software, Source Code, Documentation and Vitria Marks, do not, and shall not, infringe on or misappropriate any Intellectual Property Right of any third party; and (ii)

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   6.

Vitria has not received any notice of any claim of infringement or misappropriation or any other claim or proceeding relating to any Intellectual Property Right relating to the Software, Source Code, Documentation or Vitria Marks.

                  (D) UNAUTHORIZED CODE: That the Software shall be free, at the time of receipt by ChiLin, of any computer virus, software locks or other such unauthorized code. Unauthorized code includes harmful programs or data incorporated into the Software which destroys, erases, damages or otherwise disrupts the normal operation of the Software or other programs, hardware or systems utilized by ChiLin or allows for unauthorized access to the Software or other programs, hardware or systems utilized by ChiLin.

         6.2      INDEMNIFICATION.

         6.2.1 INTELLECTUAL PROPERTY RIGHT INDEMNIFICATION. Vitria will defend, indemnify and hold harmless ChiLin against any third party claim to the extent based upon a claim that the Software, Documentation or Vitria Marks infringes a third party's U.S. patent, copyright, trademark, trade secret or any other third party proprietary right. ChiLin shall (i) notify Vitria promptly in writing of such action, (ii) give Vitria sole control of the defense thereof and any related settlement negotiations, and (iii) at Vitria's request and expense, provide reasonable assistance and information in such defense.

         6.2.2 EXCLUSIONS. Notwithstanding the foregoing, Vitria will have no obligation under this Section 6.2 or otherwise with respect to any infringement claim to the extent caused by (i) any use of the Software not in accordance with this Agreement, (ii) any use of the Software in combination with other products, equipment, software, or data not supplied by Vitria, except as specified in the Documentation, (iii) ChiLin's continued use of any non-current, unaltered version of the Software following notification by Vitria that the non-current, unaltered version of the Software may be infringing and of the need to use a more recent version of the Software; or (iv) any unauthorized modification of Software by any person other than Vitria.

         6.2.3 MITIGATION. In addition to its obligations in Section 6.2.1, in the event the Software is held or is believed by Vitria to infringe a third party's rights, Vitria shall have the option, and at its expense, to (i) replace or modify the Software so as to provide ChiLin with Software which is non-infringing, compatible and functionally equivalent, (ii) obtain for ChiLin the right to continue using the Software, (iii) substitute the Software with other software acceptable to ChiLin that is non-infringing and has substantially similar functionality and performance, or (iv) terminate this Agreement and provide ChiLin with a pro-rata refund of Annual Distribution Fees paid based on the then-remaining term for which such fees apply.

         6.2.4 EXCLUSIVE REMEDY. THIS SECTION 6.2 STATES VITRIA'S ENTIRE LIABILITY AND CHILIN'S SOLE AND EXCLUSIVE REMEDY FOR INTELLECTUAL PROPERTY INFRINGEMENT.

7.       FINANCIAL CONSIDERATIONS.

         7.1      PAYMENTS TO VITRIA.

                  7.1.1    DISTRIBUTION FEE AMOUNT. For the rights set forth in
Section 2.1.2(a), ChiLin shall pay Vitria an annual fee as further described in
EXHIBIT 4.

                  7.1.2 ROYALTY AMOUNT. For the rights set forth in Section 2.1.2(b), ChiLin shall pay Vitria a royalty ("ROYALTY") as further described in
EXHIBIT 4.

                  7.1.3 OTHER PAYMENTS TO VITRIA. In consideration of the support services, if any, provided by Vitria pursuant to Section 4.2, ChiLin shall pay Vitria the amount set forth in EXHIBIT 4.

         7.2 ANNUAL REVIEWS. The Parties will meet at least annually no later than one hundred and eighty (180) days following the end of each calendar year during the term of this Agreement to assure that the amounts payable under Sections 7.1 continue to reflect the arm's-length value of the rights granted and services to be

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   7.

performed by each Party. If the Parties agree to change any such amount, then they shall execute an appropriate amendment to this Agreement as provided in
Section 12.6.

         7.3      TAXES.

                  7.3.1 GENERAL. In addition to any other payments due under this Agreement, ChiLin agrees to pay, and to indemnify and hold Vitria harmless from, any sales, use, excise, import or export, value added or similar tax or duty not based on Vitria's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, and all governmental permit fees, license fees and customs and similar fees levied upon the delivery by Vitria of the Software, which Vitria may incur in respect of this Agreement. If a resale certificate or other certificate or document of exemption is required in order to exempt all or any of the Software from any such tax liability, ChiLin will promptly furnish it to Vitria.

                  7.3.2 CHINESE INCOME TAX. ChiLin shall make all payments required hereunder without deduction of any tax, duty, fee or commissions to be paid solely by ChiLin; provided, however, that ChiLin may deduct from payment any income tax or tax of a similar nature imposed by the Government of the PRC ("PRC INCOME TAX") on the income of Vitria from such payment and actually paid by ChiLin for the account of Vitria. ChiLin shall remit to Vitria an amount equal to the PRC Income Tax which has been withheld from ChiLin payments to Vitria but which cannot be used by Vitria as a credit against Vitria's United States federal income tax for the year in which such ChiLin payments are gross income to Vitria for United States federal income tax purposes. If ChiLin deducts PRC Income Tax from any payment(s), ChiLin shall furnish Vitria with official tax receipts and other evidence acceptable to Vitria and to the United States Internal Revenue Service to establish that such PRC Income Tax has been paid for the account of Vitria.

                  7.3.3 WITHHOLDING. In the event that ChiLin is required by law to withhold or deduct any taxes or other charge from any payment to Vitria hereunder, ChiLin will be required to "gross up" the payment by an amount such that the grossed up payment, minus the tax or charge, equals the amount due if no such tax or charge were imposed. ChiLin shall be responsible for penalties, interest, or like charges resulting from ChiLin's failure to withhold and remit such taxes in the time and manner prescribed by law. The Parties shall cooperate in good faith to minimize taxes to the extent legally permissible. Each Party shall provide and make available to the other Party any resale certificates, treaty certification and other exemption information reasonably requested by the other Party.

         7.4 RECORDS. ChiLin shall keep and maintain, in accordance with GAAP (as applied by ChiLin) complete, clear and accurate books of account and other records with respect to (i) its costs, and any mark-up thereof, charged by ChiLin, (ii) the number of Localized Product sublicenses granted by ChiLin (including the names and addresses of all End Users and system integrators to whom ChiLin grants a sublicense), (iii) the aggregate Localized Product fees invoiced or otherwise charged by ChiLin and (iv) the aggregate Distribution Fees, Royalties, and any other payments paid by ChiLin to Vitria.

         7.5 REPORTS. Within 30 days of the end of each calendar year, ChiLin shall provide Vitria with a written report of the 1) number of Instances of Localized Product distributed within the Territory for the preceding calendar year; 2) the number of Instances of Localized Product distributed outside the Territory but within Greater China in the preceding calendar year; 3) the names and addresses of the End Users that have been granted any license to the Localized Product in the preceding calendar year; 4) the amounts due Vitria for all distributions within Greater China. Within 30 days of the end of each calendar quarter, ChiLin shall provide Vitria with a written report of the 1) number of Instances of Localized Product distributed outside the Territory but within Greater China; 2) the names and addresses of the End Users that have been granted any license to the Localized Product outside the Territory but within Greater China; 3) the amounts due Vitria for all such distributions in the preceding calendar quarter.

         7.6 AUDITS. Vitria may audit, at its own expense and not more than annually, all relevant books and records of ChiLin to ensure compliance with the terms of this Agreement. If any such examination reveals an underpayment by ChiLin of Royalties or support service fees to Vitria in an amount that is greater than five percent (5%) of the total amounts paid by ChiLin to Vitria for each applicable reporting period, then ChiLin shall promptly pay the amount of such underpayment, as applicable, to Vitria and pay the costs of such examination. The parties

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   8.

agree to refund or pay (as applicable) any overpayment or underpayment revealed by such audit regardless of the magnitude of the discrepancy.

         7.7 OVERDUE AMOUNTS. All fees shall be deemed overdue if, unless disputed, they remain unpaid thirty (30) days after they become payable. All overdue amounts shall bear interest at the rate of one and one-half percent (1 - 1/2%) per month or the maximum legal rate, whichever is lower. ChiLin shall reimburse Vitria for all reasonable costs incurred (including without limitation reasonable attorneys' fees) in collecting past due amounts.

         7.8 CURRENCY. All payments will be in U.S. Dollars. All costs of currency conversion, outside collection and related bank charges, shall be paid by ChiLin.

8.       CONFIDENTIALITY.

         8.1 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" means any information that (i) is disclosed by a Party to the other Party during the term of this Agreement, (ii) relates to the disclosing Party's business (including any technical, marketing, employment, customer or financial information) and (iii) is marked or stated at the time of disclosure to be proprietary or confidential, or was or should have been known by the receiving Party under the circumstances to be proprietary or confidential. Notwithstanding the foregoing, for purposes of this Section 8 all Work Product and End User information prepared by or for ChiLin and disclosed to Vitria hereunder shall constitute Confidential Information of ChiLin, and all Software and Documentation will be deemed the Confidential Information of Vitria.

         8.2 CONFIDENTIALITY OBLIGATIONS. Each Party agrees that at all times and notwithstanding any termination or expiration of this Agreement it will hold in strict confidence and not disclose to any third party Confidential Information of the other Party, except as approved in writing by the other Party, and will use the Confidential Information for no purpose other than as expressly permitted hereunder. Each Party shall only permit access to Confidential Information of the other Party to those of its employees, contractors or authorized representatives having a need to know the information and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein. Each Party shall immediately notify the other Party upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other Party.

         8.3 EXCEPTIONS. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if (a) such information was or is in the public domain without breach of this Agreement, (b) such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the receiving Party shall first provide the other party with prior written notice of such disclosure in order to permit the other Party to seek confidential treatment of such information, or (c) such information was known by the receiving party without obligation of confidence to the disclosing party prior to its disclosure.

9.       DISCLAIMER OF WARRANTIES.

         EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SOFTWARE AND THE DOCUMENTATION (INCLUDING UPDATES THERETO), THE VITRIA MARKS AND ANY SERVICES PROVIDED BY PARENT HEREUNDER ARE PROVIDED "AS IS," WITHOUT ANY WARrANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. VITRIA DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS THAT THE SOFTWARE is ERROR-FREE OR REGARDING THE USE, OR THE RESULTS OF THE USE OF, THE SOFTWARE, THE DOCUMENTATION OR ANY SERVICE COVERED BY THIS AGREEMENT IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE. NOR DOES VITRIA WARRANT THAT ALL SOFTWARE OR DOCUMENTATION ERRORS WILL BE FIXED.

10       LIMITATION OF LIABILITY.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   9.

         10.1 DISCLAIMER OF CERTAIN DAMAGES. EXCEPT FOR A BREACH OF SECTIONS 2 (LICENSES), 8 (CONFIDENTIALITY), OR EITHER PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY OR ITS SUPPLIERS BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, COST OF PROCURING SUBSTITUTES, LOST DATA OR EQUIPMENT DOWNTIME, NOR FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF CAUSE OF ACTION, AND EVEN IF VITRIA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED, HOWEVER, THAT IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SUCH DAMAGES IN EXCESS OF FIVE MILLION DOLLARS ($5,000,000).

         10.2 LIMITATION ON DAMAGE AMOUNT. EXCEPT FOR A BREACH OF SECTIONS 2 (LICENSES), 8 (CONFIDENTIALITY), OR EITHER PARTY'S INDEMNFICATION OBLIGATIONS UNDER THIS AGREEMENT, EACH PARTY'S TOTAL CUMULATIVE LIABILITY FOR DIRECT DAMAGES IN CONNECTION WITH THIS AGREEMENT, INCLUDING FOR ALL CLAIMS RELATING TO THE SOFTWARE AND THE DOCUMENTATION (INCLUDING UPDATES THERETO), THE VITRIA MARKS AND ANY SERVICES PROVIDED BY VITRIA HEREUNDER, WHETHER IN AN ACTION IN CONTRACT OR TORT OR OTHERWISE, SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT OF ROYALTIES AND FEES PAID AND THE FIXED FEES TO BE PAID BY CHILIN TO VITRIA HEREUNDER DURING THE TERM OF THE AGREEMENT.

         10.3 ALLOCATION OF RISK. CHILIN ACKNOWLEDGES THAT THE ROYATIES AND OTHER FEES PAID BY IT REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT PARENT WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

11.      TERM; TERMINATION.

         11.1 TERM. The term of this Agreement, and the licenses granted under it, will commence on the Effective Date and will expire five (5) years thereafter and shall thereafter be automatically renewed for successive renewal terms of one year each, with fees calculated at the year-five rate specified in
Exhibit 4, unless otherwise agreed. Either party may terminate this Agreement upon at least ninety (90) days advance written notice to the other party prior to the end of the initial term or renewal term during which such notice is given; provided such termination shall not be effective until the end of such initial term or renewal term.

         11.2 TERMINATION FOR CAUSE. Vitria may terminate this Agreement, effective immediately upon written notice to ChiLin, if (a) ChiLin breaches any provision of Section 2 and such breach is not cured within 15 days of written notice from Vitria of such breach; (b) ChiLin fails to pay any portion of the fees due hereunder when they become due within forty-five (45) days after receiving written notice from Vitria that payment is due; or (c) ChiLin breaches any other provision of this Agreement and does not cure the breach within thirty
(30) days after receiving written notice from Vitria. To the extent that a WFOE is no longer controlled by ChiLin, such WFOE's rights to the Software may be terminated by Vitria upon written notice. ChiLin may terminate this Agreement, effective immediately upon written notice to Vitria, if (a) Vitria breaches any provision of Section 2 and such breach is not cured within 15 days of written notice from ChiLin of such breach, or (b) Vitria breaches any other provision of this Agreement and does not cure the breach within thirty (30) days after receiving written notice from ChiLin.

         11.3 REMEDIES. Termination of this Agreement will not limit or restrict any of the remedies otherwise available to the parties hereunder or at law.

         11.4     EFFECTS OF TERMINATION.

                  11.4.1 LICENSES. Upon termination of this Agreement by either Party, all rights and licenses granted under this Agreement will terminate and revert to Vitria, except that (i) Localized Product sublicenses granted by ChiLin to End Users in accordance with this Agreement as of the date of termination will remain in effect in accordance with their terms and conditions and the applicable licenses to ChiLin in Sections 2.1 and 2.2 will remain in force and effect in accordance with their terms (including the license to the Source Code) for the sole purpose of enabling ChiLin to continue performing its support obligations under such sublicenses in effect as of the

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   10.

date of termination. Subject to the foregoing, upon termination of this Agreement for any reason, ChiLin will, and will cause its subsidiaries, including WFOE, to: (a) cease using all Software and Documentation, and any written information and materials supplied by Vitria pursuant to this Agreement or which contain the Vitria Marks; (b) cease marketing or distributing the Localized Product, the Software and the Documentation; (c) return to Vitria any Software, Documentation, any tangible materials representing Vitria's Confidential Information and all copies thereof, and any written information and materials supplied by Vitria pursuant to this Agreement or which contain the Vitria Marks; and (d) no longer identify or hold itself out as an authorized distributor for Vitria or as otherwise affiliated with Vitria.

                  11.4.2 PAYMENTS. Upon expiration or termination of this Agreement by either Party, ChiLin will promptly pay Vitria any amounts due on or before the date of termination.

                  11.5.3 SURVIVAL. The following obligations will survive expiration or termination of the Agreement for any reason: Sections 1 (Definitions); 3 (Proprietary Rights); 6 (Additional Vitria Obligations); 7.3 (Taxes); 7.4 (Records); 7.5 (Audit); 7.7 (Currency); 8 (Confidentiality); 9 (Disclaimer of Warranties); 10.4 (Effects of Termination) and 11 (General).

12.      GENERAL.

         12.1 NO AGENCY. ChiLin's relationship to Vitria is that of an independent contractor, and neither party is an agent or partner of the other. ChiLin will not have, and will not represent to a third party that it has, authority to act on behalf of Vitria.

         12.2 NOTICES. All notices and other communications required or permitted under this Agreement will be in writing, addressed to the General Counsel of the Party being notified at its address first written above, and will be deemed given: (a) upon receipt when delivered personally, (b) upon confirmation of receipt following delivery of registered or certified mail, return receipt requested, or (c) upon delivery by a recognized overnight courier service which provides confirmation of delivery.

         12.3 EXPORT. ChiLin acknowledges that the Software, the Confidential Information of Vitria and all Documentation and other technical information delivered pursuant to the Agreement are subject to export controls under U.S. laws including but not limited to the Export Administration Act and the regulations promulgated thereunder. ChiLin agrees to (a) comply strictly with all legal requirements established under these controls, (b) cooperate fully with Vitria in any official or unofficial audit or inspection that relates to these controls, and (c) not export, re-export, divert, transfer, or disclose directly or indirectly, any of the Software, the Confidential Information of Vitria and all Documentation or other technical information delivered pursuant to the Agreement to any country, or to the nationals of any such country, which the U.S. government determines is a country to which such export, re-export, diversion, transfer, or disclosure is restricted, without obtaining the prior written authorization of Vitria and the applicable U.S. government agency. Any breach of this provision will be considered a material breach of the Agreement.

         12.4 FORCE MAJEURE. Any delay in the performance of any duties or obligations of wither Party (except for payment of money owed) will not be considered a breach of this Agreement if such delay is caused by a labor dispute, shortage of materials, fire, earthquake, flood or any other event beyond the control of such Party; provided that such Party uses reasonable efforts, under the circumstances, to notify the other Party of the circumstances causing the delay and to resume performance as soon as possible.

         12.5 ASSIGNMENT. ChiLin may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations to a third party without the consent of Vitria (which consent will not be unreasonably withheld) and any such attempted transfer will be void.

         12.6 AMENDMENT AND WAIVER. Any waiver, amendment or modification of any provision of this Agreement must be in writing. No waiver or consent will constitute a continuing waiver or consent or commit a

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   11.

Party to provide a waiver in the future except as specifically set forth in writing. The failure of either Party to exercise any right provided for by this Agreement will not be deemed a waiver of that right.

         12.7 GOVERNING LAW; JURISDICTION. The rights and obligations of the parties under this Agreement shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended; rather, these rights and obligations shall be governed in all respects by the laws of the State of California exclusively, as such laws apply to contracts between California residents performed entirely within California. ChiLin agrees that upon Vitria's request, all disputes arising hereunder shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in Santa Clara County, California, and ChiLin hereby agrees to consent to the personal jurisdiction of such courts.

         12.8 SEVERABILITY. Wherever possible, each provision of the Agreement will be interpreted in such a way as to be enforceable and valid under applicable law. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, that provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

         12.9 CONSTRUCTION. The headings of Sections of this Agreement are for convenience and are not to be used in interpreting this Agreement. As used in this Agreement, the word "including" means "including but not limited to."

         12.10 ENTIRE AGREEMENT. This Agreement, including attached Exhibits, constitutes the entire agreement between the Parties, and supersedes all prior oral or written agreements or communications with regard to the subject matters described. No additional or conflicting term in a purchase order or other document will have any effect on the terms of this Agreement.

         12.11 EXECUTION; COUNTERPARTS. This Agreement shall not be binding in whole or in part upon the Parties unless and until duly executed by or on behalf of both Parties hereto, in which event this Agreement shall be effective as of the Effective Date. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms.

         12.12 LIST OF EXHIBITS. The following exhibits to this Agreement are incorporated herein by this reference:

Exhibit 1         Software

Exhibit 2         Vitria Marks

Exhibit 3         Form End User License Agreement

Exhibit 4         Additional Business Terms

         12.13 GOOD FAITH. Each party will act in good faith while performing its obligations under this Agreement.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   12.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


         IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the Effective Date.

VITRIA TECHNOLOGY, INC.                     CHILIN, LLC

SIGNATURE:  /s/  Jeffrey J. Bairstow        SIGNATURE: /s/ JoMei Chang
           -----------------------------              ------------------------

NAME: Jeffrey J. Bairstow                   NAME: JoMei Chang

DATE: December 31, 2003                     DATE: December 31, 2003

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   13.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.


                                    EXHIBIT 1

                                    SOFTWARE

[INCLUDE VITRIA PRODUCT LIST]

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   14.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



                                    EXHIBIT 2

                                  VITRIA MARKS

Vitria
Vitria:BusinessWare
BusinessWare

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                   15.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



                                    EXHIBIT 3

                         FORM END USER LICENSE AGREEMENT

                         LICENSE AND SERVICES AGREEMENT


This Software License and Services Agreement (this "Agreement") is entered into between:

____________________________                        VITRIA TECHNOLOGY, INC.,
                                                    A DELAWARE CORPORATION
AN ENTERPRISE LEGAL PERSON DULY            AND
ESTABLISHED IN THE PEOPLE'S REPUBLIC
              OF CHINA
            ("LICENSEE")                                  ("VITRIA")

         (individually, "Party," and collectively, "Parties") for the purpose of setting forth the terms and conditions upon which Vitria shall grant to Licensee a license to use Products (as defined below) and receive Services (as defined below) from Vitria.


This Agreement shall be effective as of the date on which the last Party signs the Agreement ("Effective Date") below.

1.       DEFINITIONS

"Confidential Information" means all information identified by the disclosing Party as confidential, whether in oral, written, graphic or electronic form, and provided to the receiving Party hereto, and any third party proprietary information rightfully held and disclosed by the disclosing Party, and any other information (whether or not identified as confidential) in any form generally understood to be confidential, proprietary or trade secret, or by its nature or circumstances surrounding its disclosure should be reasonably regarded as confidential.

"Documentation" means the user manuals and operator instructions delivered online by Vitria with the Products.

"INSTANCE" means any single occurrence of execution or initialization of the Product on any one server.

"INTELLECTUAL PROPERTY RIGHTS" means all copyrights, all rights of authorship, all patent rights, all rights of inventorship, all trademark and service mark rights, all rights in trade secret and proprietary information, all rights in data and compilations of data, all rights of attribution and integrity and other moral rights, and all other intellectual property rights of any type under state or

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    16

                            CONFIDENTIAL INFORMATION
federal law of the United States or national or local law of any other nation or international treaty or law, as well as all rights in applications for registration of these rights and all licenses to these rights.

"ORDER" means Vitria's standard form for ordering Product Licenses and Services. An Order shall be signed by both parties and shall reference this Agreement. If Vitria waives the requirement that Licensee execute an Order, then Product Licenses and Services may be made available to Licensee pursuant to a Licensee-generated purchase order provided to Vitria. Such purchase order shall include the Product Licenses and Services ordered and shall reference this Agreement.

"PRICE LIST" means Vitria's standard Product list and fee schedule which Vitria may update from time to time.

"PRODUCT" or "PRODUCTS" means the object code version of the computer software program(s) owned or distributed by Vitria and subsequent Updates thereto for which Licensee is granted a license.

"PRODUCT LICENSE" means a license to use a Product or Products granted to Licensee under this Agreement.

"PROFESSIONAL SERVICES" means consulting services performed by Vitria pursuant to this Agreement in accordance with the terms in Exhibit B and a Statement of Work.

"SERVICES" means collectively, the Standard Technical Support, Professional Services, and Vitria-provided Product training.

"STANDARD TECHNICAL SUPPORT" means the technical support services provided to Licensee as specified in Exhibit A of this Agreement.

"SUPPORT FEES" means the fees payable annually for Standard Technical Support.

"SUPPORTED LICENSE" means a Product License for which Licensee has paid the current Support Fees.

2.       PRODUCT LICENSE GRANTS AND RESTRICTIONS

2.1 PRODUCT AND DOCUMENTATION RIGHTS. Vitria hereby grants to the Licensee a nonexclusive, and except as may be specifically set forth in this Agreement, a nontransferable and nonassignable license to: (i) install and execute the number of Instances per Product set forth in an Order (ii) use the Products in accordance with the Documentation, in executable form only, and on the appropriate operating system for such Products as set forth in the Order, (iii) reproduce a reasonable number of copies of the Documentation obtained pursuant to this Agreement as necessary to support the licensed use of the Products. The Order will specify the category of Product License (e.g. development, test, production and fail-over/backup), and the following restrictions apply:


Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    17

                            CONFIDENTIAL INFORMATION

(a) Products licensed for "development" purposes may be used by Licensee only to develop, support, and maintain Licensee's integration of Products with Licensee's applications and systems.

(b) Products licensed for "test" purposes may be used by Licensee only to test Licensee's integration of Products with Licensee's applications and systems and not for production systems of Licensee.

(c) Products licensed for "production" purposes may be used by Licensee only in its live, production environment.

(d) Products licensed for "fail-over/backup" purposes may be used by Licensee only as set forth in Section 2.4 below.

Additionally, if Licensee has purchased Product Licenses designated as "Partner Servers" on an Order and subject to any restrictions that may be on an Order, then Licensee may transfer that Product License to any third party partner selected by Licensee ("Trading Partner) solely to allow system-to-system interaction between Licensee and the Trading Partner. The license agreement applicable to such Trading Partner for the Trading Partner Product is a `click-wrap' license activated by the Trading Partner during installation of the Partner Server Product.

2.2 EXCEEDING THE LICENSED INSTANCES. Licensee may exceed the licensed Instances temporarily while replacing the version of the Product it is then using with an updated version, on the condition that the number of Instances in excess, and the time for which Licensee exceeds the licensed Instances, are strictly as necessary to make that replacement.

2.3 SYSTEMS TRANSFER. Licensee shall have the right to transfer Products to Licensee's compatible, upgraded, or successor computers, operating systems and/or servers at no additional cost to Licensee.

2.4 FAIL-OVER BACKUP LICENSES AND ARCHIVAL LICENSES. If the Licensee has obtained a fail-over/backup license as evidenced by an Order, then the Licensee may run a live and parallel Instance of that Product so that in the event that a development, test, or production Product Instance becomes nonfunctional, that fail-over/backup Instance may be used in lieu of the non-functional development, test, or production Instance but only until the operation of the nonfunctional Instance has been restored. Licensee may make a reasonable number of copies of the Product(s) for archival, non-operational and cold-backup purposes. All such copies are subject to the provisions of this Agreement and Licensee shall reproduce all titles, trademarks, and copyright and restricted rights notices in such copies. Archival Product

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    18

                            CONFIDENTIAL INFORMATION
licenses may not be used as fail-over/back-up licenses.

2.5 OUTSOURCING RIGHTS. Licensee may, at no extra charge, on 30 days written notice to Vitria, allow a third party (the "Outsourcer" to which the Licensee outsources the computer processing for which the Product is being used), to use the Product, under the following terms: (i) the Outsourcer may use the Product solely to perform services only for the Licensee; (ii) the Outsourcer agrees with the Licensee in writing to comply with reasonable terms about licenses, limitations on use, and the protection of confidential information, consistent with this Agreement; and (iii) a breach of that agreement by the Outsourcer will be considered to be a breach by the Licensee.

2.6      PRODUCT LICENSE RESTRICTIONS

(a) TRANSFER OF LICENSED INSTANCES OUTSIDE THE U.S. A Product may be transferred, at no cost to Licensee, to another Licensee location within the United States upon written notice to Vitria. Transfer of a Product outside the United States shall be permitted only with Vitria's prior written consent, and is subject to payment of Vitria's then-current international uplift fee for the particular country.

(b) PROHIBITED USES. Other than as may be specifically licensed in this Agreement, neither Licensee nor any Outsourcer may use the Products for commercial time-sharing, application or business service hosting applications for third parties, rental, or service bureau use.

(c) AFFILIATE RIGHTS. Except as specifically allowed by this Agreement, Licensee shall not permit any parent, subsidiaries, affiliated entities or third parties to use the Products.

2.7 AUDIT RIGHTS. Licensee shall maintain accurate records relating to the number and location of all copies of the Products, including the number of deployed Instances, their environment, and location. Licensee shall make such records available to Vitria, upon Vitria's reasonable request for the purposes of determining whether Licensee has complied with the terms of this Agreement.

2.8 INTELLECTUAL PROPERTY RIGHTS. The Parties acknowledge and agree that the Products and Documentation, and all Intellectual

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    19

                            CONFIDENTIAL INFORMATION

Property Rights therein, are the exclusive property of Vitria. Vitria reserves all rights in and to the Products not expressly granted to Licensee in this Agreement. Nothing in this Agreement will be deemed to grant, by implication, estoppel or otherwise, a license under any of Vitria's existing or future patents. Licensee will not remove, alter, or obscure any proprietary notices (including copyright notices) of Vitria or its suppliers on the Products or the Documentation. Licensee acknowledges that the Product and its structure, organization and source code constitute valuable trade secrets of Vitria and its suppliers. Accordingly, Licensee agrees not to (a) modify, adapt, alter, translate, or create derivative works from the Products; (b) merge the Products with other software unless specifically authorized in the Documentation; (c) sublicense, lease, rent, loan, or otherwise transfer the Products to any third party, (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Products; or (e) otherwise use or copy the Products except as expressly allowed under this Agreement.

2.9 FOREIGN TRADE AUTHORITY. Licensee represents and warrants to Vitria that it has carried out all necessary approval and registration procedures required under the laws and regulations of China to act as a foreign trade operator for the import of the Products and that it possesses a valid foreign trade operator's license.

2.10 CONTRACT REGISTRATIONS IN CHINA. Licensee shall be responsible for carrying out all government registration, approval and other procedures required under the laws and regulations of China in connection with this Agreement, including but not limited to (i) registering this Agreement with the relevant department for foreign economics and trade and obtaining a Technology Import Contract Registration Certificate, and (ii) obtaining an Authentication Certificate from the relevant department for copyright protection. Licensee shall promptly provide to Vitria photocopies of the above certificates and of all other relevant documents.

3.       INVOICING, PAYMENT AND TAXES

3.1      FEES.

(a) PAYMENT TERMS. Invoices for payment of license fees set forth in the Order(s) shall be payable within 30 days of the date of invoice. Support Fees shall be payable annually in advance, net 30 days from the renewal date. All other applicable fees shall be payable 30 days from the invoice date, and shall be deemed overdue if they remain unpaid thereafter. All fees shall be nonrefundable except as otherwise stated in this Agreement. Unless otherwise set forth in an Order, payments shall be made in United States dollars. If Licensee pays Vitria in a currency other than that specified in an Order, Licensee shall pay costs of currency conversion to the currency in the Order and any related bank charges. Fees for Professional Services will be invoiced and paid by Licensee pursuant to the terms of the applicable Statement of Work and associated Order. Licensee shall reimburse Vitria for all reasonable and actual documented travel and out-of-pocket expenses incurred by Vitria in performing Professional Services.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    20

                            CONFIDENTIAL INFORMATION

(b) SHIPMENT. Unless otherwise set forth on an Order, within ten (10) days after the effective date of the applicable Order, Vitria shall provide security access to the Vitria FTP site to enable Licensee to download the Products and Documentation set forth in the Order. Provision to Licensee by Vitria of the information necessary to access the Vitria FTP site shall be deemed shipment of the Products (hereinafter, "Shipment").

(c) OVERDUE AMOUNTS. Any amounts payable by Licensee hereunder which remain unpaid 31 days after the due date shall be subject to late penalty fees equal to
1.5 % per month (or the maximum legal rate, if less) of the overdue amount from the due date until such amount is paid. Licensee shall pay all such interest and reasonable costs of collection, including but not limited to, reasonable attorneys' fees and court costs. Nothing herein shall limit Vitria's termination rights under this Agreement.

(d) PURCHASE ORDERS. Licensee shall issue a purchase order, or alternative document acceptable to Vitria, on or before the effective date of the applicable Order.

(e) TAXES AND RELATED CHARGES. The fees listed in this Agreement are exclusive of taxes and other similar charges; therefore, Licensee is responsible for all taxes, customs duties, tariffs, and transportation costs, and like charges related to this Agreement other than taxes based on Vitria's net income. The Licensee shall pay or reimburse Vitria, as appropriate, for all sales, use, excise, personal property, value-added, goods and services, or other federal, state or local taxes, duties, or any similar assessments based on the licenses granted or the services provided under this Agreement or on the Licensee's use of the Products.

(f) WITHHOLDING. The parties agree that certain payments under this Agreement may be subject to a withholding tax at source. Without limiting the generality of Section 3.1(e), if Licensee is required by law to withhold or deduct any taxes or other charge from any payment to Vitria hereunder, Licensee will be required to "gross up" the payment by an amount such that the grossed up payment, minus the tax or charge, equals the amount due if no such tax or charge were imposed. Licensee shall be responsible for penalties, interest, or like charges resulting from Licensee's failure to withhold and remit such taxes in the time and manner prescribed by law.

(g) TAX COOPERATION. The parties shall cooperate in good faith to minimize taxes to the extent legally permissible. Each Party shall provide and make available to the other Party any resale certificates, treaty certification and other exemption information reasonably requested by the other Party. To the greatest extent possible, the Parties shall

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    21

                            CONFIDENTIAL INFORMATION
ensure that all Orders, Statements of Work, and invoices clearly distinguish among license fees, Support Fees, Professional Services fees, training fees and other charges and, in the case of all service fees, appropriately allocate the fees between services provided inside and outside the tax jurisdiction of China. Licensee shall assist Vitria in applying for and obtaining an exemption from business tax in China on the license fees payable under this Agreement and any other tax exemptions, reductions or certifications that Vitria may enjoy in relation to this Agreement.

4.       SERVICES

4.1 STANDARD TECHNICAL SUPPORT SERVICES. Provided that Licensee places an Order for Standard Technical Support and subject to payment by Licensee of the applicable Support Fees, Vitria will provide annual Standard Technical Support for Supported Licenses in accordance with the terms set forth in Exhibit A.

4.2 PROFESSIONAL SERVICES. All Professional Services ordered by the Licensee shall be provided by Vitria as set forth in a Statement of Work and in accordance with the terms in Exhibit B attached hereto. All Professional Services shall be provided at the fees set forth in the Price List (less any applicable discounts), or as more specifically defined in separate Statements of Work.

4.3 TRAINING SERVICES. Licensee may schedule and enroll in Vitria's standard training courses. Such training courses shall be rendered in accordance with Vitria's then-current fee schedule and terms of training.

5.       NONDISCLOSURE

5.1 OBLIGATIONS. In the course of performance of this Agreement, either Party may find it necessary to disclose to the other Party, or either Party may obtain from the other Party, Confidential Information. The parties agree that they shall not use, except as otherwise expressly permitted hereunder, or disclose to any third person, including to any employee of the receiving Party without a need to know, either during or after the term of this Agreement, any Confidential Information. Notwithstanding any terms to the contrary within this Agreement, the Parties shall have the right to disclose Confidential Information to independent contractors and consultants as necessary for Vitria's or Licensee's internal business purposes, provided such independent contractors and consultants agree to be bound by the confidentiality restrictions which are applicable to Vitria and Licensee hereunder. Confidential Information does not include information which can be shown by the receiving Party as (a) already in the possession of the receiving Party without an obligation of confidentiality,
(b) hereafter rightfully furnished to the receiving Party by a third party without a breach of any legal or contractual obligation, (c) that is or becomes publicly available without breach of this Agreement, (d) furnished by the disclosing Party to a third party without restriction on subsequent disclosure, or (e) independently developed by the receiving Party without reliance on the Confidential Information.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    22

                            CONFIDENTIAL INFORMATION

5.2 LEVEL OF CARE. The parties and their respective employees, independent contractors and consultants shall use the same degree of care as used to protect their own confidential information of a similar nature, but in no event less than reasonable care, to avoid disclosure of Confidential Information.

5.3 REQUIRED DISCLOSURE. Notwithstanding the foregoing, the Party to whom Confidential Information was disclosed (the "Recipient") shall not be in violation of this Section 5 with regard to a disclosure that was in response to a valid order by a court or other governmental body, provided that the Recipient provides the other Party with prior written notice of such disclosure in order to permit the other Party to seek confidential treatment of such information.

6.       INFRINGEMENT INDEMNIFICATION

6.1 INTELLECTUAL PROPERTY RIGHT INDEMNIFICATION. Vitria will defend, indemnify and hold harmless Licensee against any third party claim to the extent based upon a claim that the Product infringes a third party's U.S. patent, copyright, trademark, trade secret or any other third party proprietary right. Licensee shall (i) notify Vitria promptly in writing of such action, (ii) give Vitria sole control of the defense thereof and any related settlement negotiations, and (iii) at Vitria's request and expense, provide reasonable assistance and information in such defense.

6.2 EXCLUSIONS. Notwithstanding the foregoing, Vitria will have no obligation under this Section 6 or otherwise with respect to any infringement claim to the extent caused by (i) any use of the Product not in accordance with this Agreement, (ii) any use of the Products in combination with other products, equipment, software, or data not supplied by Vitria, except as specified in the Documentation, (iii) Licensee's continued use of any non-current, unaltered version of the Product(s) following notification by Vitria that the non-current, unaltered version of the Product(s) may be infringing and of the need to use a more recent version of the Product(s); or (iv) any unauthorized modification of Product by any person other than Vitria.

6.3 MITIGATION. In the event the Products are held or are believed by Vitria to infringe a third party's rights, Vitria shall have the option, and at its expense, to (i) replace or modify the Products so as to provide Licensee with Products which are non-infringing, compatible and functionally equivalent,
(ii) obtain for the Licensee the right to continue using the Products, (iii) substitute the Products with other software acceptable to Licensee that are non-infringing and have substantially similar functionality and performance, or
(iv) terminate this Agreement and provide Licensee with a pro-rata refund of all current-year Support Fees paid based on the then-remaining term for which such fees apply, and a pro rata refund of all license fees paid based on a ten (10) year straight-line

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    23

                            CONFIDENTIAL INFORMATION
depreciation calculated from the Effective Date.

6.4 EXCLUSIVE REMEDY. THIS SECTION 6 STATES VITRIA'S ENTIRE LIABILITY AND LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR INTELLECTUAL PROPERTY INFRINGEMENT.

7.0      WARRANTIES AND REMEDIES

7.1 CORPORATE RIGHTS. Vitria represents and warrants to Licensee that during the term of this Agreement, it is the lawful owner of the Products or, to the extent it is not the lawful owner, that it has all rights necessary to license all Products to Licensee under the terms of this Agreement.

7.2 PRODUCT. For a period of ninety (90) days after Shipment of a Product (the "Product Warranty Period"), Vitria warrants that such Product, when used as permitted under this Agreement and in accordance with the instructions in the Documentation (including use on computer hardware and operating system platform supported by Vitria), will conform and operate in all material respects to the features and functionality as set forth in the Documentation.

7.3 HARMFUL CODE. Vitria represents and warrants to Licensee that during the term of this Agreement, except for evaluation copies of Product which are limited time copies of the Products that may be ordered by Licensee, the Products hereunder do not contain any malicious disabling code (defined as computer code designed to interfere with the normal operation of the Products or Licensee's hardware or software) or any program routine, device or other undisclosed feature, including but not limited to, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, or trap door which is designed to delete, disable, deactivate, interfere with or otherwise harm the Products or Licensee's hardware or software. Vitria will, during the term of this Agreement, use its commercially reasonable efforts to scan for viruses within the Products.

7.4 WARRANTY EXCLUSION. Vitria does not warrant Licensee's use of the Products will be error-free or uninterrupted or that all Product errors will be corrected. Licensee, and not Vitria, is responsible for determining whether the Products will meet Licensee's requirements, or that the Products will operate in combination with all non-Vitria software used by Licensee, except as may be set forth in the Documentation.

7.5 DISCLAIMERS. THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, AND VITRIA AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS AND DOCUMENTATION AND SERVICES, INCLUDING ANY

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    24

                            CONFIDENTIAL INFORMATION

WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN THIS AGREEMENT, ALL PRODUCTS AND SERVICES HEREUNDER ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. LICENSEE RECOGNIZES THAT THE "AS IS" CLAUSE OF THIS AGREEMENT IS AN IMPORTANT PART OF THE BASIS OF THIS AGREEMENT, WITHOUT WHICH VITRIA WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT. LICENSEE ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT.

8.0      LIMITATION OF LIABILITY

IN NO EVENT WILL VITRIA OR VITRIA'S SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOSS OF PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF VITRIA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VITRIA'S LIABILITY FOR DAMAGES SHALL BE LIMITED TO DIRECT DAMAGES ONLY AND VITRIA AND ITS SUPPLIERS' TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THE SERVICES AND PRODUCTS IT PROVIDES PURSUANT TO THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID TO VITRIA FOR THE RELEVANT PRODUCT OR SERVICE GIVING RISE TO THE LIABILITY, PRORATED OVER A FIVE YEAR TERM FROM THE SHIPMENT DATE OF THE APPLICABLE PRODUCT LICENSE OR THE COMPLETION DATE OF THE APPLICABLE SERVICE. LICENSEE ACKNOWLEDGES THAT THE FEES PAID BY IT REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT VITRIA WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

9.0      TERM AND TERMINATION

9.1 TERM. This Agreement will begin on the Effective Date and will continue indefinitely unless terminated pursuant to the terms of this Agreement or otherwise agreed by the parties in writing.

9.2 TERMINATION BY LICENSEE. Licensee may terminate this Agreement or any Product License at any time, with or without cause, upon thirty (30) days' prior written notice to Vitria. In no event shall any termination under this Section relieve Licensee of its obligations specified in 9.4 below.

9.3 TERMINATION BY VITRIA. Vitria may terminate this Agreement or any Product License if Licensee breaches any provision of this Agreement and fails to cure the breach within thirty (30) days following written notice specifying the breach. Vitria may consider any of the following conditions as grounds for termination of this Agreement: If (i) Licensee files or has filed against it a petition under any applicable law relating to insolvency or the protection of it creditors, (ii) Licensee makes an assignment for the benefit of creditors, or
(iii) a receiver or similar official is appointed for all or a substantial portion of Licensee's assets.

9.4      EFFECT OF TERMINATION.

(a) PAYMENTS. Upon termination of this Agreement, any amounts owed to Vitria under this Agreement before such termination will be immediately due and payable.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                    25

                            CONFIDENTIAL INFORMATION

(b) PRODUCT LICENSE TERMINATION. Upon termination of this Agreement for any reason, all license rights granted in this Agreement will cease to exist, and Licensee shall promptly discontinue all use of the Products and Documentation, erase all copies of the Products and Documentation from Licensee's computers, return to Vitria or destroy all copies of the Products and Documentation on tangible media in Licensee's possession or control, and certify in writing to Vitria that it has fully complied with these requirements. Notwithstanding the foregoing, in the event Licensee terminates this Agreement, Licensee shall be granted a period of time following termination, not to exceed ninety (90) days, within which to use the Products to support existing operations and to migrate to an alternative software product. Licensee shall pay to Vitria all license fees, Support Fees (pro-rated from the termination date), Professional Services fees, or training fees that accrue during such ninety (90) days and Licensee shall use all reasonable efforts to transition to another software product as soon as practicable prior thereto.

         (c) GENERAL. Termination of this Agreement or any Product License shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve Licensee's obligation to pay all fees that have accrued or are otherwise owed by Licensee under this Agreement (or any amendment to this Agreement, Order, Statement of Work, or other similar document related hereto). In the event of Licensee's insolvency or bankruptcy, Licensee will cooperate to protect Vitria's interests in the Products, and will execute any documents that are reasonably required to protect Vitria's interests

9.5 SURVIVAL. Sections 1 ("Definitions"), 2.6 ("Product License Restrictions"), 3 ("Invoicing, Payment and Taxes"), 5 ("Nondisclosure"),7 ("Warranties, Remedies"), 8 ("Limitation of Liability"), 9.3 ("Effects of Termination"),and 10 ("General Terms") will survive termination of this Agreement for any reason.

10.0     GENERAL TERMS

10.1 ASSIGNMENT. Licensee may not assign or transfer, by operation of law or otherwise, any of its rights under this Agreement (including its licenses with respect to the Product) to any third party without Vitria's prior written consent. Nothing in this Agreement shall constitute a consent by Vitria to Licensee's assumption, or assumption and assignment, of any Product License set forth herein pursuant to 11 U.S.C. Section 365 or otherwise, and specifically shall not constitute a consent pursuant to 11 U.S.C. Section 365(c)(1)(B). Vitria further expressly reserves all of its rights to object to any assumption or assumption and assignment of any Product License set forth herein.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                      26

                            CONFIDENTIAL INFORMATION

10.2 ATTORNEYS' FEES. In the event that any party to this Agreement retains as attorney as a result of any dispute over, or to enforce any provisions of, this Agreement, the "prevailing party," as that term is defined in California Code of Civil Procedure Section 1032(a)(4), in any litigation, arbitration or other formal or informal resolution of any such dispute or enforcement of, this Agreement shall be entitled to all of its reasonable costs, and any reasonable attorneys' fees incurred as a result of said dispute or enforcement.

10.3 COMPLIANCE WITH LAWS. Licensee will comply with all applicable laws and regulations in its use of the Products, including but not limited to export and import controls and the United States Foreign Corrupt Practices Act. Licensee will defend, indemnify and hold harmless Vitria, its suppliers, agents, directors, officers and employees, from and against any violation of such laws or regulations by Licensee or any of its agents, officers, directors, or employees.

10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts or duplicate originals.

10.5 CUSTOMER REFERENCE. During the term of this Agreement, Vitria may include Licensee's name in Vitria's customer listings. Vitria may place Licensee's name and logo on Vitria's web site and in collateral marketing materials relating to Vitria's Products and Services only upon the prior written approval of Licensee, which shall not be unreasonably withheld. Licensee acknowledges that it is the intent of Vitria to issue a press release to the financial press regarding its relationship with Licensee and Licensee agrees not to unreasonably withhold its consent to such press release.

10.6     ENTIRE AGREEMENT.

(a) This Agreement (including any and all Orders, Statements of Work, addenda, appendices and exhibits referencing this Agreement and incorporated herein by the Parties) constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, and communications between the Parties, whether written or oral.

(b) This Agreement may be amended only by a written document signed by both Parties.

(c) In the event of any ambiguity or conflict between any of the terms and conditions contained in the Agreement and the terms and conditions contained in a Statement of Work (or any Change Order thereto), the terms and conditions of the Agreement shall control, unless the Parties have expressly provided in such Statement of Work that a specific provision in the Agreement is amended, in which case the Agreement shall be so amended, but only with respect to such Statement of Work.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                      27

                            CONFIDENTIAL INFORMATION

(d) It is expressly agreed that the terms of this Agreement and any and all Orders shall supersede and nullify the terms in any Licensee purchase order or other ordering document. This Agreement shall also supersede the terms of any Vitria unsigned or click-wrap license provided the use limitations contained in such license agreement shall be effective for the specified license.

10.7 FORCE MAJEURE. Neither Party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign government; or shortage of materials.

10.8 GOVERNING LAW. This Agreement will be governed by the laws of the State of California as such laws apply to contracts between California residents performed entirely within California, and shall be deemed to be executed in Sunnyvale, California.. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

10.9 INDEPENDENT CONTRACTORS; NONEXCLUSIVITY. Vitria and Licensee are independent contractors and will so represent themselves in all regards. Except as specifically provided for in this Agreement, neither Party may bind the other in any way. Nothing in this Agreement will be construed to make either Party the agent or legal representative of the other or to make the Parties partners or joint venturers.

10.10 JURISDICTION. Any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or Santa Clara County, California. Vitria and Licensee agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

10.11 NOTICES. All notices, consents and approvals under this Agreement must be delivered in writing by courier, or by certified or registered mail (postage prepaid and return receipt requested), to the other Party at the address set forth beneath such Party's signature, and will be effective upon receipt or three (3) business days after being deposited in the mail as required above, whichever occurs sooner. Either Party may change its address by giving notice of the new address to the other Party.

10.12 REMEDIES. Except as provided in Sections 6 and 8, the Parties' rights and remedies under this Agreement are cumulative. Licensee acknowledges that the Product contains valuable trade secrets and Confidential Information of Vitria and its suppliers, and that any actual or threatened breach of Sections 2 or 5 will constitute immediate, irreparable harm to

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                      28

                            CONFIDENTIAL INFORMATION

Vitria for which monetary damages would be an inadequate remedy, and that injunctive relief is an appropriate remedy for such breach without necessity of posting bond or security, which necessity is expressly waived.

10.13 SEVERABILITY. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law, and the remaining provisions will continue in full force and effect. Without limiting the generality of the foregoing, Licensee agrees that Section 8 will remain in effect notwithstanding the unenforceability of any provision in Section 6.

10.14 LANGUAGE. This Agreement is written in English and Chinese and both language versions shall be equally valid, provided that in the event of a conflict between the two language versions, the English version shall prevail.

10.15 WAIVER. All waivers must be in writing. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of such or any other provision on any other occasion.

10.16 WAIVER. Vitria Technology, Inc. is a third party beneficiary to this Agreement.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512                      29

                            CONFIDENTIAL INFORMATION

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



LICENSEE:                                 VITRIA:

ADDRESS:                                  Vitria Technology, Inc.
                                          945 Stewart Drive
                                          Sunnyvale, CA 94085

                                          Main Phone 408 212-2700

------------------------------------      --------------------------------------
Signature                                 Signature


------------------------------------      --------------------------------------
Printed Name/Title                        Printed Name/Title

------------------------------------      --------------------------------------
Date                                      Date

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      30.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



                                    EXHIBIT A

STANDARD TECHNICAL SUPPORT SERVICES

TERMS AND CONDITIONS

This Exhibit relates to and is incorporated into the VITRIA SOFTWARE LICENSE AND SERVICES AGREEMENT between Vitria and the Licensee. Capitalized terms not specifically defined below have the same meaning as in the Agreement.

1.       DEFINITIONS

Section 1, "Definitions", of the Vitria Software License and Services Agreement is modified to include the following:

A "Case" means a formal technical support request made by Licensee's authorized contact for assistance as set forth in this Exhibit and identified by Vitria with a unique tracking identification number issued by Vitria. The Priority level of the Case is designated by Licensee.

"Bug(s)" means a reproducible malfunction of the Product reported to Vitria by Licensee that prevents the Product from performing in accordance with the operating specifications described in the then current Documentation.

"Expert Level" support means the standard baseline Standard Technical Support services as set forth in this Exhibit, including Updates, telephone support, internal web access, and response priorities set forth herein.

"Enterprise Level" support means the services set forth in Expert Level support plus 24x7 access to Vitria personnel for Priority 1 Cases, an assigned Technical Support contact at Vitria, quarterly account reviews, and the additional response priorities set forth herein.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      31.

"Escalation Procedures" means those procedures as set forth in Section 2.5 below followed by Vitria and levels of resources allocated by Vitria to address Licensee's Cases.

"Maintenance Releases" means a change in the version number of a Product indicated by a change in the third digit of a version number, i.e. from 5.0.1 to
5.0.2. Maintenance Releases are provided as needed in response to Licensee inquiry.

"Minor Functional Release" means a change in the version number of a Product indicated by a change in the second digit of a version number, i.e. from 4.0.0 to 4.1.0.

"Major Functional Release" means a change in the version number of a Product indicated by a change in the first digit of a version number, i.e. from 4.0.0 to 5.0.0.

"Local Center means the location where the development or production servers are located.

-        "Priority 1" means

                  (i) enterprise critical impact, and

                  (ii) a condition exists that causes a Product to fail to function in one or more material and critical aspect(s) according to the Documentation, including but not limited to, Product run-time responsiveness and performance, and

                  (iii) prevents Licensee from conducting critical and primary business functions in a production environment, and an immediate fix or a work-around solution from Vitria does not exist.

-        "Priority 2" means

                  (i) a severe impact, and

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      32.

                  (ii) a condition exists which causes a Product to fail to function according to the Documentation and makes the use or continued use of any one or more critical functions of the Product inoperable or Product inconsistency significantly decreases Licensee productivity in such a manner that it adversely affects Licensee's ability to conduct business in a production environment, and

                  (iii) problem resolution is critical, and Vitria is not able to provide an immediate work-around and/or corrections.

- "Priority 3" means degraded operations of the Product and a reproducible limited condition that causes a slight or non-critical failure of the Product to function according to the Documentation.

- "Priority 4" means minimal impact and means a minor problem or error(s) in the Documentation, or a desired change in the Product which can be easily circumvented or avoided.

"Updates" means collectively, Maintenance Releases, Minor Functional and Major Functional Releases. Updates do not include any Products for which Vitria charges separately.

2.       TECHNICAL SUPPORT SERVICES

In consideration for the fees described in an Order Form under the Vitria Software License and Services Agreement, Vitria will provide the following Standard Technical Support services.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      33.

2.1 Standard Technical Support. For Expert Level support, and for Enterprise Level Support for non-Priority 1 errors, during Vitria's standard business hours (9:00 a.m. to 6:00 p.m. Local Center time, except Vitria published holidays). Vitria shall provide Licensee with Standard Support Services for the installation, maintenance and use of the Products, the identification of Product and/or Documentation problems and the reporting of Bugs. If Licensee has purchased Enterprise Level support, Vitria shall also provide unlimited 24x7x365 access to Vitria's technical support personnel for Priority 1 Cases. Vitria will provide to Licensee a technical support phone number that will answer calls on a 24x7x365 basis. On the Order Form, Licensee shall designate two (Expert Level) or four (Enterprise Level support) technical contacts to request and receive Standard Technical Support services from Vitria. Additional Licensee contacts may be designated in the Order Form at Vitria's then current fee. At any time, at Licensee's discretion, Licensee may change the designated Licensee contact personnel by notification to Vitria in writing by letter, fax, or email, and such change shall take effect immediately upon Vitria's receipt.

2.2 Updates. Vitria will timely notify Licensee of the availability of Updates via email or other mutually agreeable methods. Vitria will make available to Licensee each Update which is a Minor Functional Release and Major Functional Release of the Product. Updates which are Maintenance Releases are made available upon Licensee request. Updates are made commercially available without additional charge to its Standard Technical Support customers and are intended to replace a prior Product release. Vitria may, at its discretion, make interim fixes, patches or other temporary fixes available to Licensee.

2.3 Bug Fixes. Vitria shall exercise commercially reasonable efforts to correct any Bugs, including but not limited to Escalation Procedures as defined herein.

2.4 Service Level Objectives. After Licensee has logged a Case with the associated Priority level, Vitria shall:

         (i) exercise its commercially reasonable efforts to respond to Licensee's request for Standard Technical Support and assign technical support resources in accordance with the response times shown in the tables below.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      34.

         (ii) provide progress reports in accordance with the response times shown in the table below. Thereafter, Vitria will maintain contact with Licensee as appropriate pursuant to the mutually agreed upon requirements.

For Priority 1 level Cases where the Licensee has purchased Enterprise Level support, Vitria shall use its commercially reasonable efforts, working with Licensee personnel twenty-four (24) hours a day, seven (7) days a week for disposition of a Case.

TARGETED ACCELERATED RESPONSE TIMES:

EXPERT LEVEL

PRIORITY        RESOURCE ALLOCATION        REPORTING INTERVAL
--------        -------------------        -----------------
1                  2 business hours       Mutual agreement
2                  4 business hours       Once per business day
3                  8 business hours       Weekly
4                 24 business hours       N/A

ENTERPRISE LEVEL

PRIORITY               RESOURCE ALLOCATION                                     REPORTING INTERVAL
--------               -------------------                                     -----------------
1            1 business hour (reporting via 24x7 pager to Vitria)       Twice per business day or as
                                                                        requested by Licensee
2            2 business hours                                           Once per business day
3            4 business hours                                           Weekly
4            24 business                                                N/A

2.5      Escalation Procedures.

The following process defines the steps, actions and notifications towards problem resolution for Priority 1 and Priority 2 Cases.

Problem Disposition

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      35.

         Step 1: Licensee initiates the technical support request by opening up a Case.

         Step 2: Vitria Support resources are assigned and Case resolution efforts begin as defined above in Service Level Objectives.

         Step 3: All identified Bugs are logged into Vitria's product quality tracking system. Appropriate personnel in Vitria's Quality Assurance ("QA") and Product Development ("PD") departments shall commence work to:

         -        evaluate workaround options;

         -        understand complexity of a Bug fix;

         -        determine and allocate necessary resources; and

         -        confirm plan of action.

If no effective Case resolution or workaround is achieved or no acceptable approach is evident within the following time lines, Vitria will ensure that appropriate company resources are deployed until an appropriate resolution or interim resolution target is in place:

                                                    ENTERPRISE       ENTERPRISE      EXPERT         EXPERT
VITRIA ACTION                                       PRIORITY 1       PRIORITY 2     PRIORITY 1     PRIORITY 1
-------------                                       ----------       ----------     ----------     ----------
Vitria Customer Services management is notified.      2 hours          4 hours       8 hours       24 hours
Product engineering resources are assigned to
assist towards disposition
Director of Customer Service is notified.             4 hours          8 hours       24 hours      48 hours
Senior engineering resources are assigned.
SVP Product Development is notified.                  8 hours          24 hours      48 hours      48 hours
Account added to executive account review list.
Code Red team engaged  (Priority 1)

3.       CONDITIONS OF SERVICE

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      36.

3.1 Retirement of Releases. Vitria provides Standard Technical Support services for a Product version from the date the Product version becomes generally available until such version is retired. Vitria retires commercial releases of the Product as follows:

         (i) One (1) month after the commercial release of the subsequent Maintenance Release;

         (ii) Six (6) months after the commercial release of a Minor Functional Release;

         (iii) Twelve (12) months after the commercial release of a Major Functional Release.

         In all cases, Vitria will provide support services with respect to questions regarding general "how-to" use of a retired release of the Product for twelve (12) months following its retirement.

3.2 Use of Product. Licensee's use of any Product provided by Vitria as part of Standard Technical Support services shall be governed by the terms of the Agreement. Vitria reserves the right to change the services in Standard Technical Support services to take effect at the termination of the then current maintenance agreement term.

4.       TERM AND TERMINATION

4.1 The term of Standard Support Services for Products commences with the effective date of an Order Form and may be extended by Licensee each year for annual periods thereafter unless terminated by either party as provided herein.

4.2 Termination. Licensee may terminate Standard Technical Support service at the end of the term by giving written notice to Vitria at least thirty (30) days prior to the end of any such term. Vitria may suspend or cancel Standard Technical Support services if Licensee fails to make payment of the Support Fees as set forth under the Order Form. Either party may terminate Standard Technical Support services if the other party breaches any of the Standard Technical Support service terms and conditions and the breach is not remedied within thirty (30) days after receiving written notice of the breach. In the event the Agreement is terminated, Technical Support Services will terminate automatically.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      37.

5. FEES AND PAYMENT

5.1 Fees. Support Fees for the first year for any Product licensed is specified in the applicable Order Form. Unless otherwise set forth in an Order Form, the Support Fee for any renewal period shall be Vitria's then prevailing Price List. For Product licensed after Licensee's initial order, the term of Technical Support Services will be set, and the Support Fee will be pro-rated, so that the coverage periods for all Products licensed to Licensee and covered by Technical Support Services will coincide. When ordered, Technical Support Service must be ordered for all components in the Product.

5.2 Payment. Support Fees will be billed on an annual basis, payable in advance and due as set forth in Section 3 of the Agreement.

5.3 Lapse of Coverage. In the event that coverage for Technical Service lapses as a result of termination by Licensee for any reason or by Vitria for Licensee's non-payment, renewal of such service will require payment by Licensee of a reinstatement fee to Vitria equal to one hundred percent of the sum of the fees for any previously unpaid contract period(s) plus full payment for the pending annual period.

6.        EXCLUSIONS

Vitria shall have no obligation to support Products that are modified without Vitria's written consent; use of the Products other than in accordance with the Documentation; Products installed on any computer hardware or in combination with other software, except as specified in the Documentation.

7.       LIMITATION OF LIABILITY

Vitria's aggregate liability for damages from any cause of action whatsoever relating to Vitria's obligations to provide Technical Support Service shall be limited to the amount paid by Licensee for such services for the applicable year. Vitria's liability shall be further limited as provided in the Agreement.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      38.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



                                    EXHIBIT B
                   PROFESSIONAL SERVICES TERMS AND CONDITIONS

1.       DEFINITIONS.

The following Definitions apply to the provision of Professional Services:

"CHANGE ORDER REQUEST" means Licensee's written request to Vitria for modifications or supplements to an existing Statement of Work to provide for additional Professional Services or to change the scope of Professional Services contemplated thereunder. A Change Order Request must include the nature of the Change Order Request and specifically referencing the Statement of Work to which it is applicable, the cost and timing to effect same, and the affect upon the related Statement of Work of implementing the Change Order, and such other information as the parties deem material.

"CHANGE ORDER" means the finalized, fully executed version of a mutually agreed Change Order Request.

"DELIVERABLES" means all work product and intellectual property (excluding Products) created or conceived by Vitria and/or any employee, other person or entity working for or under Vitria, and delivered to Licensee in connection with and/or as part of Professional Services provided to Licensee under the Agreement and Statement(s) of Work.

"LICENSEE'S PRIOR TECHNOLOGY" means Licensee's software, programming documentation, technical ideas, and any other Intellectual Property Rights developed or owned by Licensee prior to commencement of this Agreement.

"STATEMENT OF WORK" means a form specifying the Professional Services as mutually agreed upon in writing by the parties and which is incorporated by this reference into the applicable Order.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      39.

"VITRIA PRIOR TECHNOLOGY" means Vitria's software, programming documentation, technical ideas, and any Intellectual Property Rights therein developed prior to commencement of this Agreement, including without limitation, the Products and Documentation.

2. STATEMENTS OF WORK. Vitria agrees to provide Licensee with the Professional Services specified in one or more Statements of Work as are signed from time to time by the parties; any Statements of Work are incorporated into and form a part of the Agreement. Nothing in the Agreement shall be construed as precluding or limiting in any way the right of Licensee to obtain from, or provide to, any person or entity, such products, deliverables, consulting or other services of any kind or nature whatsoever as Licensee in its sole discretion may deem appropriate from time to time.

3.       VITRIA'S RESPONSIBILITIES.

3.1 Vitria will furnish qualified personnel to perform the Professional Services at the times and location(s) designated in the Statement of Work. Vitria shall make reasonable efforts to honor specific requests by Licensee with regard to Vitria's employees, including replacements thereof, who are assigned to perform Professional Services and any other aspect of obtaining the desired results under the Agreement and this Exhibit B. Licensee will designate a project manager to be Vitria's primary contact for all aspects of the Professional Services to be performed hereunder.

3.2 Vitria will ensure that its employees will, whenever on Licensee' premises, comply with all reasonable instructions, protocols and directions issued by Licensee.

4.       LICENSEE'S RESPONSIBILITIES.

4.1 In all cases, responsibility for development of Licensee's applications and deployment of the Products is with Licensee. Vitria will not be liable to Licensee or any third party for any delay in completion or non-completion of any Licensee application or deployment of Products. Licensee's applications are and will remain at all times under Licensee's control and direction.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      40.

4.2 The use of the Products by Licensee and the obligation to pay license fees is not contingent upon provision of the Professional Services.

4.3 When Professional Services are to be provided at Licensee's site, Licensee shall provide Vitria's on-site employees with temporary office space, telephone service, copying and general office supplies which may reasonably be necessary to facilitate Vitria's performance of the Professional Services. Licensee will provide Vitria's on-site employees with such limited access to Licensee's computer networks as is necessary for the performance of Professional Services. To the extent a Licensee delay in the provision of such support may increase the costs or efforts of Vitria hereunder and Vitria notifies Licensee in writing of such delay and Licensee fails to remedy the delay, such delay may result in commensurably increased costs to Licensee. In addition, to the extent a delay in the provision of Professional Services is due to the delay of Licensee to perform their obligations and Vitria notifies Licensee in writing of such delay and Licensee fails to remedy such delay, such delay shall extend the time required by Vitria to perform the Professional Services by the amount of such Licensee delay.

5.       TERMINATION OF A STATEMENT OF WORK.

5.1 Licensee shall have the right to terminate any Statement(s) of Work for convenience, in whole or in part, at any time by giving Vitria written notice thereof not less than fourteen (14) days prior to the effective date of such termination and Licensee shall promptly pay (on a pro-rata basis if fixed fee) for Professional Services rendered and expenses properly incurred through the date of termination. In addition to the terms of the Agreement, Licensee shall have the right to terminate any Statement(s) of Work immediately in the event of a material breach of any Statement(s) of Work by Vitria, which breach remains uncured for a period of ten (10) days after written notice reasonably specifying the nature of the breach is given to Vitria.

5.2 In the event of termination of the Agreement or any Statement(s) of Work for any reason except non-payment by Licensee, Vitria shall deliver to Licensee within ten

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      41.

(10) days of the date of termination all Deliverables prepared pursuant to Professional Services provided under any such Statement(s) of Work that may be owned by Licensee, in whatever current stage such Deliverables are in on the date of termination.
6.       INDEPENDENT VITRIA RELATIONSHIP.

6.1 Licensee shall identify and request the Professional Services to be performed, but Vitria shall determine the legal means by which all Professional Services are to be accomplished.

6.2 Vitria is solely responsible for paying its employees for Professional Services performed under the Agreement. Licensee is not responsible for withholding, and shall not withhold, FICA or any other employment-related taxes of any kind from any payments made to Vitria. Vitria shall not be entitled to receive any benefits that employees of Licensee are entitled to receive, nor shall Vitria, be entitled to receive from or through Licensee, workers' compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing or Social Security on account of Professional Services performed under the Agreement.

7.       OWNERSHIP RIGHTS IN DELIVERABLES.

7.1 Licensee-Owned Deliverables. Unless otherwise agreed in a Statement of Work all right, title and interest in and to all tangible Deliverables which are uniquely customized for Licensee's proprietary methodologies or business practices, whether comprising or incorporated in specifications, drawings, sketches, models, samples, data, computer programs, reports, documentation or other technical or business information ("Licensee-Owned Deliverables"), and all Intellectual Property Rights derived from the Licensee Owned Deliverables are hereby assigned by Vitria to Licensee and are hereby agreed by Vitria to be transferred to Licensee or otherwise vested therein, effective when first capable of being so assigned, transferred or vested. All Licensee Owned Deliverables shall be provided to Licensee as required herein or on termination or completion of this Agreement, whichever is earlier, unless Vitria is requested in writing to do otherwise. All Licensee Owned Deliverables shall be considered and arranged to be a "work made for hire" to the extent allowed by law.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      42.

7.2 Vitria-Owned Deliverables. Unless otherwise agreed in a Statement of Work, any Deliverable that does not fall within the definition of Licensee-Owned Deliverable, as described above, shall be owned by Vitria ("Vitria-Owned Deliverables"). Vitria-Owned Deliverables excludes any Licensee Prior Technology, and any derivatives thereof, that may be embedded or otherwise included in or with such Deliverable.

7.3 Subject to the restrictions contained described above, it is understood that Vitria shall be free to use its general knowledge, skills and experience and any ideas, concepts, know-how, and techniques related to the services provided by Vitria. It is further understood that Vitria has created, acquired or otherwise has rights in, and may, in connection with the performance of Services hereunder, employ, provide, modify, create, acquire or otherwise obtain rights from third parties, other than Licensee, in various concepts, ideas, methods, methodologies, procedures, processes, know-how, techniques, models, templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs, general purpose consulting and software tools, utilities and routines, and logic, coherence and methods of operation of systems (collectively, the "Vitria Technology"). Notwithstanding anything to the contrary in this Agreement, to the extent that either party uses any of its intellectual or other property in connection with the performance of services hereunder, such property shall remain the property of the party providing such property. Subject to the restrictions described in the Section 5 of the Agreement ("Nondisclosure"), it is understood that Licensee shall be free to use its knowledge, skills and experience and any concepts, ideas, methods, methodologies, procedures, processes, know-how, and techniques acquired by Licensee through access to the Vitria personnel resources, services and/or deliverables.

7.4 Licensee shall not acquire title hereunder to Vitria Prior Technology and any derivatives thereof that may be embedded or otherwise included in or with such deliverables to the extent based upon Vitria Prior Technology. Subject to Licensee's payment of fees for Professional Services, Vitria agrees to grant and hereby grants to Licensee a non-exclusive, royalty-free license to Vitria Technology or Vitria Owned

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      43.

Deliverables to the extent that they are needed for Licensee to exercise the rights granted by Vitria to Licensee hereunder.

8.       PROFESSIONAL SERVICES WARRANTY.

8.1 Vitria represents and warrants that it has the right, power and authority to enter into this Agreement and that Vitria has all rights and licenses that may be required in order to perform Services hereunder.

8.2 Vitria warrants that Vitria shall have and maintain the requisite technical knowledge, skills, abilities, licenses and qualifications to provide the Services; Vitria shall comply with all applicable local, state and federal ordinances, laws and regulations in providing the Services, and all Services to be performed hereunder will be performed in good faith and in a good, professional, workmanlike, competent and timely manner, in conformity with all applicable standards and the requirements of the Agreement and, as applicable, the respective Statements of Work. This warranty shall be valid for ninety (90) days from completion of service ("Services Warranty Period"). In the event that, during the Services Warranty Period, Licensee discovers that any Services do not conform to the warranty set forth in this paragraph, Licensee shall promptly notify Vitria in writing of such nonconformance, and Vitria shall, at Licensee's option and at Vitria's sole cost and expense, promptly either (i) re-perform such Services in conformance with such warranty, or (ii) refund to Licensee the fees paid for such deficient Services.

8.3 Vitria does not warrant Licensee's use of the Products will be error-free or uninterrupted or that all Product errors will be corrected. Licensee, and not Vitria, is responsible for determining whether the Products will meet Licensee's requirements, or that the Products will operate in combination with all non-Vitria software used by Licensee, except as may be set forth in the Documentation.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      44.

9. NON-SOLICITATION. Neither Party shall solicit for employment any employee of the other Party who is directly involved in the project or engagement associated with the performance of the Professional Services described in a Statement of Work to the Agreement for a period of six (6) months after completion of the respective Statement of Work except as may otherwise be agreed in writing by the respective parties hereto. This Section shall not restrict the right of either Party to (a) solicit the employment of employees of the other Party after such employees have separated or have been separated from the service of their employer, provided that such Party did not solicit such separation, or (b) solicit or recruit generally in the media.

10. INSURANCE. During the term of this Agreement, Vitria shall maintain commercially reasonable insurance coverage corresponding to the scope of the Professional Services offered hereunder including, but not limited to; (i) workmen's compensation, disability, unemployment insurance, and any other insurance required by law, covering all of its operations in all locations of Licensee at which services will be performed by Vitria under this Agreement;
(ii) Comprehensive General Liability insurance; and (iii) Errors and Omissions Insurance. At Licensee's written request, Vitria shall provide a certificate of insurance to Licensee evidencing such coverage.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      45.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.



                                    EXHIBIT 4

                            ADDITIONAL BUSINESS TERMS

1.       Pursuant to Section 1.14, "TERRITORY" is defined as:

         End Users with primary business in one of the following industries located solely within Greater China:

         a.)      National, provincial, and local government entities;

         b.)      Manufacturing, Distribution, and Logistics;

         c.)      Telecommunications;

         d.)      Financial Services; and

         e.)      Energy.

2)       DISTRIBUTION FEE AMOUNT

         For the distribution license grant set forth in SECTION 2.1.2(A) above, ChiLin shall pay to Vitria an "Annual Distribution Fee" as set forth below:

         a) YEAR 1: [*]. This amount includes [*] for distribution rights and [*] for maintenance releases charged at [*] of the distribution fee amount.

         b) YEAR 2: [*]. This amount includes [*] for distribution rights and [*] for maintenance releases charged at [*] of the distribution fee amount.

         c) YEAR 3: [*]. This amount includes [*] for distribution rights and [*] for maintenance releases charged at [*] of the distribution fee amount.

         d) YEAR 4: [*]. This amount includes [*] for distribution rights and [*] for maintenance releases charged at [*] of the distribution fee amount.

         e) YEAR 5: [*]. This amount includes [*] for distribution rights and [*] for maintenance releases charged at [*] of the distribution fee amount.

3)       LIMITATION ON INSTANCES

         Pursuant to SECTION 2.1.2(A), the maximum number of production Instances of each Licensed Product that ChiLin may sublicense to End Users is:

         a)       in contract Year 1: [*]

         b)       in contract Year 2: [*]

         c)       in contract Year 3: [*]

         d)       in contract Year 4: [*]

         e)       in contract Year 5: [*].

         To the extent that ChiLin requires greater than the maximum number of production Instances listed above of any Licensed Product in any contract year, ChiLin may purchase from Vitria additional production Instances in blocks of [*] production Instances for [*] per block.

4)       PAYMENT SCHEDULE

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      46.

         The Annual Distribution Fee for Year 1 shall be due Vitria within 30 days of the Effective Date of the Agreement. The Annual Distribution Fee for each subsequent year shall be due Vitria within 30 days of each anniversary of the Effective Date.

5)       ROYALTY AMOUNT

         For the distribution license grant set forth in SECTION 2.1.2(B) above, ChiLin shall pay to Vitria [*] of the net license and support fees received by ChiLin from such End Users within 60 days of receipt of payment by ChiLin from such End Users.

Vitria Technology, Inc. ChiLin, LLC
Vitria contract 8512

                                      47.